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                                                                  EXHIBIT 23(c)


        CONSENT OF FRAZER, MINCHEW, ROBINSON, GARDNER AND LANGSTON, CPAs




         As certified public accountants, we hereby consent to the incorporation of our reports dated February 14, 1997 included in the First United Bancshares, Inc. Form 10-K for the year ended December 31, 1998, and into the Company's previously filed Statement on Form S-8 (File No. 033-56387).



/s/ Frazer, Minchew, Robinson, Gardner & Langston

FRAZER, MINCHEW, ROBINSON, GARDNER & LANGSTON, CPAS



Monroe, Louisiana
March 24, 1999